                                                                Exhibit No. 3(i)


                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------

                                       OF
                                       --

                      MISSISSIPPI VALLEY BANCSHARES, INC.
                      -----------------------------------


HONORABLE REBECCA MCDOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101

      Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

                             SECTION 1
                             ---------

      The present name of the Corporation is Mississippi Valley Bancshares, Inc., which is the name under which it was originally organized.


                             SECTION 2
                             ---------

     An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on April 15, 1998.


                             SECTION 3
                             ---------

      Article 3 Section A of the Articles of Incorporation is amended to read as follows:

            A. Classes and Number of Shares.

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,100,000 shares consisting of 20,000,000 shares of Common Stock, par value $1.00 per share and 100,000 shares of Preferred Stock, par value $1.00 per share.

                             SECTION 4
                             ---------

      All of the 9,547,812 shares outstanding were entitled to vote on the foregoing amendment; 8,457,167 shares voted for said amendment, 36,350 shares voted against said amendment, 34,661 shares abstained from voting and 1,019,634 shares did not vote.


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                             SECTION 5
                             ---------

      The Amendment did change the number or par value of authorized shares having a par value to $20,100,000.

                             SECTION 6
                             ---------

      The Amendment did not provide for any exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the value of issued shares of that class.

      IN WITNESS WHEREOF, the undersigned, President, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 20th day of April, 1998.
                          ----

                                       MISSISSIPPI VALLEY BANCSHARES, INC.


(Corporate Seal)                       By   /s/ Andrew N. Baur
                                         ---------------------------------
                                         Andrew N. Baur, Chairman
                                         and Chief Executive Officer


Attest:


/s/ Carol B. Dolenz
----------------------------------              FILED AND CERTIFICATE
Carol B. Dolenz, Secretary                           I S S U E D

                                                     APR 22 1998

STATE OF MISSOURI   )                         /s/ Rebecca McDonnell Cook
                    )SS                       SECRETARY OF STATE
CITY OF ST. LOUIS   )

      I, L.S. Massey, a Notary Public, do hereby certify that on the 20th day
         -----------                                                 ----
of April, 1998 personally appeared before me Andrew N. Baur who, being by me first duly sworn, declared that he is the Chairman and Chief Executive Officer of Mississippi Valley Bancshares, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


                                             /s/ L.S. Massey
                                       -----------------------------------
                                             Notary Public
My commission expires: July 16, 2001

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